Exhibit 10.3
George W. Gresham and Kay J. Nichols have entered into Change of Control Agreements with the Company that are substantially identical in all respects to the agreement with Paul F. Walsh that was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.